UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             December 6, 2007

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

370 Wabasha Street North, Saint Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     651-293-2233

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 6, 2007, Ecolab’s Board of Directors approved amendments to the Company’s By-Laws to change the vote standard for the election of directors from plurality to a majority of votes cast in uncontested elections.  In contested elections, the vote standard will continue to be a plurality of votes cast.

Item 8.01.               Other Events.

In addition, Ecolab’s Board approved an amendment to the Company’s Corporate Governance Principles to provide that director nominees who fail to receive the required number of votes for re-election to the Board in accordance with the By-Laws will offer to resign.  The Board will publicly disclose its decision regarding the resignation within ninety (90) days after the results of the election are certified.  If the resignation is not accepted, the director will continue to serve until the next annual meeting and until the director’s successor is elected and qualified.

Item 9.01                Financial Statements and Exhibits.

                                (d)            Exhibits.

(3)           Ecolab Inc. By-Laws, as amended through December 6, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: December 7, 2007	By:	/s/Sarah Z. Erickson
By: Sarah Z. Erickson Its: Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description	Method Of Filing
(3)	Ecolab Inc. By-Laws, as amended through December 6, 2007.	Filed herewith electronically.